Exhibit 99.1

Thoma Bravo Completes Acquisition of ForgeRock; Combines ForgeRock into Ping Identity

CHICAGO, SAN FRANCISCO, MIAMI, and DENVER — Thoma Bravo and ForgeRock today announced the completion of Thoma Bravo’s acquisition of ForgeRock in an all-cash transaction valued at approximately $2.3 billion. The acquisition agreement was previously announced on October 11, 2022, and approved by ForgeRock stockholders at ForgeRock’s Special Meeting of Stockholders held on January 12, 2023.

Upon completion of the acquisition, ForgeRock stockholders are entitled to receive $23.25 in cash for each share of ForgeRock class A common stock and class B common stock they owned. ForgeRock’s class A common stock will no longer trade and will be delisted from the New York Stock Exchange.

Thoma Bravo also announced that it has combined ForgeRock into its portfolio company Ping Identity. The combined company is positioned to better serve customers across the dynamic and fast-growing Identity and Access Management market by providing enhanced products and services, broader geographic support, and increased innovation. The combined company will seek to accelerate the delivery of identity security experiences for the customers, employees, and partners of companies worldwide.

J.P. Morgan acted as exclusive financial advisor to ForgeRock, and Wilson Sonsini Goodrich & Rosati, P.C., acted as legal counsel to ForgeRock. Kirkland & Ellis LLP and Fried, Frank, Harris, Shriver & Jacobson LLP acted as legal counsel to Thoma Bravo.

About ForgeRock

ForgeRock® helps people simply and safely access the connected world. The ForgeRock Identity Platform delivers solutions for customers, employees, and connected devices, with more than 1,300 organizations using ForgeRock’s comprehensive platform to manage and secure identities with identity orchestration, dynamic access controls, governance, and APIs in any cloud or hybrid environment. For more information, visit www.forgerock.com or follow ForgeRock on social media: Facebook ForgeRock | Twitter @ForgeRock | LinkedIn ForgeRock.

About Ping Identity

At Ping Identity, we believe in making digital experiences both secure and seamless for all users, without compromise. That’s digital freedom. We let companies combine our best-in-class identity solutions with third-party services they already use to remove passwords, prevent fraud, support Zero Trust, or anything in between. This can be accomplished through a simple drag-and-drop canvas. That’s why customers choose Ping Identity to protect digital interactions from their users while making experiences frictionless. Learn more at www.pingidentity.com.

About Thoma Bravo

Thoma Bravo is one of the largest software investors in the world, with more than US$127 billion in assets under management as of March 31, 2023. Through its private equity, growth equity and credit strategies, the firm invests in growth-oriented, innovative companies operating in the software and technology sectors. Leveraging Thoma Bravo’s deep sector expertise and strategic and operational capabilities, the firm collaborates with its portfolio companies to implement operating best practices and drive growth initiatives. Over the past 20 years, the firm has acquired or invested in more than 440 companies representing over US$250 billion in enterprise value (including control and non-control investments). The firm has offices in Chicago, London, Miami, New York and San Francisco. For more information, visit Thoma Bravo’s website at thomabravo.com and Twitter @ThomaBravo.

Media Contacts:

ForgeRock

Kristen Batch
kristen.batch@forgerock.com

Ping

Natalie Woodard Dusch
press@pingidentity.com
+1.720.391.3366

Thoma Bravo

Megan Frank
mfrank@thomabravo.com
+1.212.731.4778

or

FGS Global
Liz Micci
Liz.Micci@fgsglobal.com
+1.347.675.2883

Forward-Looking Statements

This press release may contain forward-looking statements that involve risks and uncertainties, including statements regarding the merger and ForgeRock’s expectations following the merger. If any of these risks or uncertainties materialize, or if any of ForgeRock’s assumptions prove incorrect, ForgeRock’s actual results could differ materially from the results expressed or implied by these forward-looking statements. Additional risks and uncertainties include those associated with: (i) the nature, cost and outcome of any legal proceeding that may be instituted against ForgeRock and others relating to the merger; (ii) economic, market, business or geopolitical conditions (including resulting from the COVID-19 pandemic, inflationary pressures, supply chain disruptions, or the military conflict in Ukraine and related sanctions against Russia and Belarus) or competition, or changes in such conditions, negatively affecting ForgeRock’s business, operations and financial performance; (iii) the effect of the announcement of the merger on ForgeRock’s business relationships, customers, operating results and business generally; (iv) the amount of the costs, fees, expenses and charges related to the merger; (v) possible disruption related to the merger to ForgeRock’s current plans and operations, including through the loss of customers and employees; and (vi) other risks and uncertainties detailed in the periodic reports that ForgeRock has filed with the SEC, including ForgeRock’s Annual Report on Form 10-K filed with the SEC on March 1, 2023, ForgeRock’s quarterly reports on Form 10-Q filed with the SEC on May 9, 2023 and on August 8, 2023, respectively, and subsequent filings. All forward-looking statements in this communication are based on information available to ForgeRock as of the date of this communication, and ForgeRock does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.